Exhibit (l)

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 29, 2026, with respect to the financial statements of Universal Life Separate Account Fortune VII as of December 31, 2025, which is contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Financial Statements” and “Report of Independent Registered Public Accounting Firm”.

/s/ Grant Thornton Puerto Rico LLP
San Juan, Puerto Rico
April 29, 2026

Consent of Independent Auditors

We have issued our report dated April 20, 2026, with respect to the statutory-basis financial statements of Universal Life Insurance Company as of and for the years ended December 31, 2025 and 2024, which is contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement and to the use of our name as it appears under the captions “Financial Statements” and “Report of Independent Certified Public Accountants”.

/s/ Grant Thornton Puerto Rico LLP
San Juan, Puerto Rico
April 29, 2026